Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Xtreme Care Ambulance Inc of our report dated July 9, 2012 (Except for some account reclassification in Statements of Operations is as of December 28, 2012), relating to the financial statements of the period from May 28, 2010 (inception) to December 31, 2011.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

February 12, 2013